UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
_____________________________

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2016

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NEWFIELD EXPLORATION COMPANY
(Exact name of registrant as specified in its charter)
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Delaware	1-12534	72-1133047
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

4 Waterway Square Place, Suite 100
The Woodlands, Texas 77380
(Address of principal executive offices)

Registrant’s telephone number, including area code: (281) 210-5100

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders

The proposals voted upon at the 2016 Annual Meeting of Stockholders, held on May 17, 2016, and the final voting results are indicated below. For additional information on these proposals, please see the Company’s 2016 Proxy Statement.

1.	Each of the nine nominees for director was elected to serve a one-year term expiring at the 2017 Annual Meeting of Stockholders. The voting results were as follows:

Nominee	For	Against	Abstentions	Broker Non-Votes
Lee K. Boothby	163,772,929	6,512,033	451,464	6,952,128
Pamela J. Gardner	166,306,310	4,117,445	312,671	6,952,128
Steven W. Nance	167,303,714	3,120,478	312,234	6,952,128
Roger B. Plank	169,354,607	1,066,593	315,226	6,952,128
Thomas G. Ricks	165,299,846	5,121,484	315,096	6,952,128
Juanita M. Romans	166,282,833	4,123,180	330,413	6,952,128
John (Jack) W. Schanck	168,368,048	2,053,309	315,069	6,952,128
J. Terry Strange	166,335,062	4,086,185	315,179	6,952,128
J. Kent Wells	169,394,228	1,026,554	315,644	6,952,128

2.	The appointment of PricewaterhouseCoopers LLP as the Company’s independent auditor for 2016 was ratified. The voting results were as follows:

For	Against	Abstentions	Broker Non-Votes
174,840,819	2,535,375	312,360	0

3.	The stockholders approved, on an advisory basis, the 2015 executive compensation of the Company’s named executive officers. The voting results were as follows:

For	Against	Abstentions	Broker Non-Votes
166,284,865	3,931,225	520,336	6,952,128

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWFIELD EXPLORATION COMPANY

Date: May 17, 2016	By:	/s/ Timothy D. Yang
Timothy D. Yang
General Counsel and Corporate Secretary

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